SECURITIES AND EXCHANGE COMMISSION

Washington, D.C. 20549

FORM 8-K

CURRENT REPORT

Pursuant to Section 13 or 15(d) of

the Securities Exchange Act of 1934

Date of Report (Date of earliest event reported) February 18, 2005

AEOLUS PHARMACEUTICALS, INC.

(Exact name of registrant as specified in its charter)

Delaware

(State or other jurisdiction of incorporation)

0-50481	56-1953785
(Commission File Number)	(IRS Employer ID Number)

P.O. Box 14287 79 T. W. Alexander Drive 4401 Research Commons, Suite 200 Research Triangle Park, North Carolina	27709
(Address of principal executive offices)	(Zip Code)

Registrant’s telephone number, including area code (919) 558-8688

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:

☐	Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Item 1.01. Entry into a Material Definitive Agreement.

Consulting Agreement

On February 21, 2005, Aeolus Pharmaceuticals, Inc. entered into a Consulting Agreement with Elaine Alexander, M.D., Ph.D. under which Dr. Alexander will provide services related to the development of Aeolus’ antioxidant compounds and other duties as may be assigned to her. Dr. Alexander will hold the title of Executive Vice President and Chief Medical Officer. Dr. Alexander will be paid $10,000 for services performed in February 2005 and $10,000 a month thereafter. At the end of each month that the agreement is in effect, Aeolus will grant Dr. Alexander an option for 2,000 shares of Aeolus common stock with an exercise price equal to the closing stock price on that day. If Aeolus is awarded the second year of its SIBR Phase II grant and the grant lists Dr. Alexander as the principal investigator, Dr. Alexander will receive a bonus of $25,000 and her monthly fee will increase to $15,000. The agreement runs for one year unless earlier terminated. The agreement may be terminated by either party upon 30 days notice. If the agreement is terminated by Aeolus for any reason other than for cause prior to December 31, 2005, Aeolus shall pay Dr. Alexander a one month severance fee based upon the monthly fee application at the time of such termination.

Dr. Alexander provided services to Aeolus from October 1, 2003 to November 30, 2004 under prior consulting agreements.

Indemnity Agreements

The Board of Directors of Aeolus has authorized the company’s entry into a form of indemnity agreement, as of February 18, 2005, with each of its current directors, who are David C. Cavalier, Chris A. Rallis, Peter D. Suzdak, Michael E. Lewis, Joseph J. Krivulka and Amit Kumar, and with Richard P. Burgoon, Jr., Chief Executive Officer, Shayne C. Gad, President, Elaine Alexander, Executive Vice President and Chief Medical Officer, and Richard W. Reichow, Executive Vice President, Chief Financial Officer and Secretary.

Each indemnity agreement is identical. In general, each indemnity agreement provides that Aeolus will indemnify each indemnitee to the fullest extent permitted by law and Aeolus’ Certificate of Incorporation and Bylaws. Aeolus also will indemnify each indemnitee for all expenses incurred in connection with any pending or threatened proceeding to which the indemnitee is a party because of his or her position as a director or officer of Aeolus or any subsidiary or other entity served at the request of Aeolus. No indemnification will be provided when it would be unlawful or for:

•	knowingly fraudulent or deliberately dishonest conduct;

•	willful misconduct;

•	breach of the indemnitee’s duty of loyalty;

•	conduct resulting in personal profit to which the indemnitee was not legally entitled;

•	amounts for which the indemnitee receives payment under an insurance policy;

•	short-swing profits under the Securities Exchange Act of 1934; or

•	any proceeding initiated by an indemnitee, including a proceeding against Aeolus, unless such indemnification is required to be made by law, is authorized by the Board of Directors or is provided by Aeolus in its discretion under Delaware law.

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Aeolus also generally will advance expenses incurred by each indemnitee prior to the final disposition of any proceeding, provided the indemnitee agrees to repay any advances if it is ultimately determined that the indemnitee is not entitled to be indemnified under the indemnification agreement, Delaware law, Aeolus’ bylaws or otherwise.

Aeolus intends to enter into the same indemnity agreement with future directors and executive officers.

Item 9.01. Financial Statements and Exhibits.

(c)	Exhibits

	Exhibit 10.117	Consulting Agreement dated February 21, 2005 among Aeolus Pharmaceuticals, Inc., Aeolus Sciences, Inc. and Elaine Alexander, M.D., PhD.

	Exhibit 10.118	Form of Indemnity Agreement between Aeolus Pharmaceuticals, Inc. and each of its directors and executive officers

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SIGNATURE

Pursuant to the requirements of the Securities Exchange Act of 1934, the Registrant has duly caused this Report to be signed on its behalf by the undersigned thereunto duly authorized.

AEOLUS PHARMACEUTICALS, INC.

Date: February 23, 2005
/s/ Richard W. Reichow
Richard W. Reichow
Executive Vice President and Chief Financial Officer

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